# SHARE EXCHANGE AGREEMENT

This **SHARE EXCHANGE AGREEMENT** (this "Agreement") is entered into as of October 21, 2024 (the "Effective Date"), by and between CW Petroleum Corp, a Wyoming corporation (the "Company"), and Christopher Williams, an individual residing in Texas (the "Stockholder"). The Company and the Stockholder shall individually be referred to herein as a "Party" and, collectively, as the "Parties".

## RECITALS

**WHEREAS**, as of the date hereof, the Stockholder is the owner of 100,000,000 issued and outstanding shares of the Company's Common Stock, par value $0.0001 per share (the "Common Shares");

**WHEREAS**, the Company desires to issue to the Stockholder 1,000,000 shares of the Company's Series A Preferred Stock, par value $0.0001 per share (the "Exchange Shares") in exchange for the Common Shares (the "Exchange"), all pursuant to the terms and conditions set forth in this Agreement; and

**WHEREAS**, the Board of Directors of the Company has determined that the Exchange is advisable and in the best interests of the Company and its stockholders and has approved the Exchange contemplated hereby.

**NOW THEREFORE**, in consideration of the foregoing and the respective representations, warranties, covenants, agreements and conditions hereinafter set forth, and intending to be legally bound hereby, the Parties agree as follows:

## ARTICLE 1
## EXCHANGE

1.1 Delivery and Assignment of Shares. At the Closing (as defined below), the Stockholder shall transfer, deliver and assign to the Company, free and clear of all liens and encumbrances, the Common Shares in exchange for the Exchange Shares, at which time said Common Shares shall be canceled and retired and revert to authorized but unissued shares of common stock of the Company and Stockholder shall have no right, title or interest therein.

1.2 Issuance of Exchange Shares. Contemporaneously with the Stockholder's delivery of the Common Shares to the Company pursuant to Section 1.1, the Company shall issue and deliver, or cause to be issued and delivered, the Exchange Shares to the Stockholder.

1.3 Closing. The closing of the Exchange (the "Closing") shall take place on October 21, 2024, or on such other date or at such other time or place as the Parties agree in writing.

## ARTICLE 2
## REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Stockholder as of the date of this Agreement and as of the Closing that:

2.1 Authority. The Company has the corporate power and authority to execute and deliver this Agreement and to carry out its obligations hereunder. The execution, delivery and performance by the Company of this Agreement and the consummation of the Exchange have been duly authorized by all necessary corporate action on the part of the Company, and no further approval or authorization is required on the part of the Company. This Agreement will be valid and binding on the Company and enforceable

against the Company in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent transfer or conveyance, moratorium or similar laws affecting the enforcement of creditors rights generally and general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity.

2.2 Valid Issuance of Exchange Shares. All the Exchange Shares have been duly authorized by all necessary corporate action on the part of the Company and, when issued pursuant to this Agreement upon receipt by the Company of the Common Shares in exchange therefor, will be validly issued, fully paid and nonassessable and free of restrictions on transfer, other than restrictions on transfer under applicable state and federal securities laws. The Exchange Shares shall be issued in compliance with applicable federal and state securities laws.

2.3 No Brokers or Finders. No Person has or will have, as a result of any act or omission of the Company, any right, interest or claim against or upon the Company for any commission, fee or other compensation as a finder or broker, or in any similar capacity, in connection with the transactions contemplated by this Agreement.

## ARTICLE 3
## REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER

The Stockholder hereby represents and warrants to the Company as of the date of this Agreement and as of the Closing that:

3.1 Authority. The Stockholder has the power and authority to execute and deliver this Agreement and to carry out its obligations hereunder. The execution, delivery and performance by the Stockholder of this Agreement and the consummation of the Exchange have been duly authorized by all necessary action on the part of the Stockholder, and no further approval or authorization is required on the part of the Stockholder. This Agreement will be valid and binding on the Stockholder and enforceable against the Stockholder in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent transfer or conveyance, moratorium or similar laws affecting the enforcement of creditors rights generally and general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity.

3.2 Acknowledgement. The Stockholder acknowledges and agrees that the Exchange has not been registered under the Securities Act or under any state securities laws and represents that it (a) is acquiring the Exchange Shares pursuant to an exemption from registration under the Securities Act with no present intention to distribute them to any person in violation of the Securities Act or any applicable U.S. state securities laws, (b) will not sell or otherwise dispose of any of the Exchange Shares, except in compliance with the registration requirements or exemption provisions of the Securities Act and any applicable U.S. state securities laws, (c) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of the Exchange and of making an informed investment decision, and has conducted a review of the business and affairs of the Company that it considers sufficient and reasonable for purposes of making the Exchange, and (d) is an "accredited investor" (as that term is defined by Rule 501 under the Securities Act).

3.3 No Brokers or Finders. No Person has or will have, as a result of any act or omission of the Stockholder, any right, interest or valid claim against or upon the Company for any commission, fee or other compensation as a finder or broker, or in any similar capacity, in connection with the transactions contemplated by this Agreement.

## ARTICLE 4

## CONDITIONS TO CLOSING

4.1 Conditions to the Obligations of the Stockholder.

(a) *Representations and Warranties*. The representations and warranties of the Company contained in Section 2 shall be true and correct in all respects as of the Closing.

(b) *No Material Adverse Change*. Since the date of the filing of the most recently-filed Company SEC Document, there has been no occurrence that has had or would have a Material Adverse Effect.

4.2 Conditions to the Obligations of the Company.

(a) *Representations and Warranties*. The representations and warranties of the Stockholder contained in Section 3 shall be true and correct in all respects as of the Closing.

## ARTICLE 5
## MISCELLANEOUS

5.1 Defined Terms.

"***Company SEC Documents***" means the reports and any other documents filed by the Company on or before the Closing with the Securities and Exchange Commission pursuant to the Securities Act and the Securities Exchange Act.

"***Common Stock***" means the common stock of the Company, par value $0.0001 per share.

"***Material Adverse Effect***" means a material adverse effect on the business, assets, liabilities, financial condition, property or results of operations of the Company and its subsidiaries, taken as a whole.

"***Person***" means any individual, partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization or any other business entity or association or any governmental authority.

"***Securities Act***" means the Securities Act of 1933, as amended.

"***Securities Exchange Act***" means the Securities Exchange Act of 1934, as amended.

5.2 Termination. This Agreement may be terminated at any time prior to the actual Closing by mutual written agreement of the Company and the Stockholder. If this Agreement is terminated pursuant to this Section 5.2, this Agreement shall become void and have no effect, and there shall be no further liability or obligation on the part of the Company or the Stockholder in respect of this Agreement.

5.3 Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the Party to be notified; (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Parties as follows:

If notice is given to the Company:

CW Petroleum Corp
23501 Cinco Ranch Blvd.
Suite H120 - #325
Katy, TX 77494
Attention: Edward Gaiennie, Director
Email: ed.gaiennie@agribiofuels.com

If notice is given to the Stockholder:

Christopher Williams
23501 Cinco Ranch Blvd.
Suite H120 - #325
Katy, TX 77494
Attention: Christopher Williams
Email: chris@cwpetroleumcorp.com

5.4 Entire Agreement. This Agreement constitutes and contains the entire agreement and understanding by and between the Parties with respect to the subject matter hereof, and supersedes any and all prior negotiations, agreements or understandings relating thereto.

5.5 Governing Law and Disputes. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas applicable to contracts made and to be performed entirely within such state, without giving effect to any choice of law or conflict of law rules or provisions that would cause the application of the laws of any other jurisdiction. Disputes that cannot be resolved by the Parties shall be determined by a court of competent jurisdiction in the State of Texas.

5.6 Waiver of Jury Trial. THE COMPANY AND THE STOCKHOLDER EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY DISPUTE, WHETHER IN CONTRACT, TORT, OR OTHERWISE, BETWEEN THE PARTIES ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH. EITHER PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

5.7 Fees and Expenses. Each party shall pay all of its own costs, fees and expenses relating to the transactions contemplated under this Agreement.

5.8 Amendments and Waivers. Any term or provision hereof may be amended, terminated or waived, either retroactively or prospectively and either generally or in a particular instance, with the written consent of the Company and the Stockholder.

5.9 Counterparts. For the convenience of the Parties, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this Agreement may be delivered by facsimile or other electronic means and such will be deemed as sufficient as if actual signature pages had been delivered.

[*Signature Page Follows*]

**IN WITNESS WHEREOF**, the undersigned have caused their duly authorized officers to execute and deliver this Share Exchange Agreement as of the day and year first written above.

**CW Petroleum Corp**

DocuSigned by:
Edward Gaiennie
8306622DAC4D4B5...

Edward Gaiennie
Director

**STOCKHOLDER**

DocuSigned by:
74CC908FE7014DF...

Name: Christopher Williams

[*Signature Page to Share Exchange Agreement*]